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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


               Date of earliest event reported: February 10, 2000
                               -------------------

                               U.S. CONCRETE, INC.
                               -------------------
             (Exact Name of Registrant as Specified in Its Charter)


          DELAWARE                    1-12977                 76-0586680
-----------------------------  --------------------       ------------------
(State or other jurisdiction        (Commission              (IRS Employer
      of incorporation)            File Number)           Identification No.)


    1300 Post Oak Boulevard, Suite 1220, Houston, TX               77056
---------------------------------------------------------      --------------
       (Address of principal executive offices)                  (Zip Code)


        Registrant's telephone number, including area code (713) 499-6200

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On February 10, 2000, U.S. Concrete, Inc. (the "Company") purchased all of the issued and outstanding capital stock of Beall Industries, Inc. ("Beall-Texas") from Robert S. Beall and Chase Bank of Texas, National Association, in its capacity as trustee for Allison Beall 1999 Trust, Logan Beall 1999 Trust, Allison Beall Descendents' Trust and Logan Beall Descendents' Trust, and in a separate but related transaction, the Company acquired all of the issued and outstanding capital stock of Atlas Concrete, Inc., Atlas-Tuck Concrete, Inc., Stokes Transit-Mix, Inc. and Beall Trucking, Inc. (collectively, "Beall-Oklahoma") from Fallis Arch Beall, Robert S. Beall and four other shareholders of the companies. Beall-Texas and Beall-Oklahoma are engaged primarily in the business of providing ready-mixed concrete and related products and services to the construction industry and conduct related trucking operations. The Company intends to continue such operations as part of its overall strategy of development and acquisition of ready-mixed concrete businesses. The Beall-Texas acquisition represents the Company's first operating subsidiary based in the State of Texas and the Beall-Oklahoma companies represent the Company's first operations in the State of Oklahoma.

         The initial terms of the stock purchase called for the acquisition by the Company of all of the issued and outstanding capital stock of both Beall-Texas and R.S. Beall, Inc. ("R.S. Beall"). Prior to the consummation of the transaction, however, as agreed by the parties, R.S. Beall was merged into Beall-Texas, with the newly issued Beall-Texas shares related to the R.S. Beall merger also being acquired by the Company.

         The terms of the purchase of all of the issued and outstanding capital stock of Beall-Texas and Beall-Oklahoma were the result of arms'-length negotiations. None of the shareholders of Beall-Texas or Beall-Oklahoma were previously affiliated with the Company. The aggregate consideration for the capital stock of Beall-Texas and Beall-Oklahoma consisted of approximately $45.6 million in cash, $3.9 million in debt paid at closing and 1,857,143 shares of the Company's Common Stock, subject to certain post-closing adjustments. The acquisitions were funded with borrowings under the Company's credit facility, with Chase Bank of Texas, National Association as lead agent. As the Company had previously publicly reported, such credit facility was increased to $200 million, effective February 9, 2000.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Financial Statements of businesses acquired.

         The financial statements required by this item will be filed by amendment not later than April 25, 2000.

         (b)  Pro forma financial information.

         The pro forma financial information required by this item will be filed by amendment not later than April 25, 2000.

         (c)  Exhibits

EXHIBIT
NUMBER                             DESCRIPTION
------                             -----------

2.1 Stock Purchase Agreement, dated January 20, 2000, by and among U.S. Concrete, Inc. and Robert S. Beall, Chase Bank of Texas, National Association, or its successor in Trust, in its capacity as trustee for Allison Beall 1999 Trust, Logan Beall 1999 Trust, Allison Beall Descendents' Trust and Logan Beall Descendents' Trust.*

2.2 Amendment No. 1 To Stock Purchase Agreement, dated January 28, 2000, by and among U.S. Concrete, Inc. and Robert S. Beall, Chase Bank of Texas, National Association, or its successor in Trust, in its capacity as trustee for Allison Beall 1999 Trust, Logan Beall 1999 Trust, Allison Beall Descendents' Trust and Logan Beall Descendents' Trust.

2.3 Stock Purchase Agreement, dated January 24, 2000, by and among U.S. Concrete, Inc. and Fallis Arch Beall, Nola Sue Beall, Robert S. Beall, Leigh Ann Gathright, Doris W. Stokes, and Fallis Arch Beall in his capacity as Trustee for the R.E. Stokes Trust.*


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* Copies of omitted schedules and exhibits shall be furnished supplementally to the Commission upon request.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            U.S. CONCRETE, INC.


Date:  February 23, 2000                    By:    /s/ Michael W. Harlan
                                                   ---------------------
                                            Name:  Michael W. Harlan
                                            Title: Senior Vice President--Chief
                                                   Financial Officer

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